Exhibit 99.1

The Chemours Company Provides Update on Market Conditions

Wilmington, Del., December 17, 2015 – The Chemours Company (“Chemours”) (NYSE: CC), a global chemistry company with leading market positions in titanium technologies, fluoroproducts and chemical solutions announced that market conditions, including the impact of a stronger USD, in titanium dioxide (TiO2) and fluoropolymers are weaker than expected in the fourth quarter 2015.

TiO2 pricing during the fourth quarter is deteriorating from the third quarter more than expected, and Chemours now anticipates a greater than 3 percent sequential decline in global average pricing. Although additional cost reductions will be delivered in the quarter, the global average price decline is more severe than previously anticipated and is expected to result in a sequential reduction of segment profitability in Titanium Technologies.

Additionally, the company previously disclosed soft demand conditions for certain fluoropolymers in the third quarter of 2015 that continued in the fourth quarter. This along with seasonally lower drivers are anticipated to reduce Fluoroproducts’ segment profitability in the fourth quarter below that of the third quarter 2015.

As a result of these factors, the company now expects fourth quarter 2015 Adjusted EBITDA to be lower than the third quarter 2015.

Mark Vergnano, Chemours president and CEO commented, “We remain focused on initiatives to strengthen our business in light of continued headwinds. We are making significant progress through our transformation plan and are on track to deliver approximately $100 million of cost reductions in the second half of 2015 with an incremental $350 million anticipated through 2017. Our cost reductions along with an expected $150 million of Adjusted EBITDA from growth initiatives will improve Adjusted EBITDA and free cash flow. These improvements along with our announced and planned portfolio optimization efforts, including the expected close of the aniline transaction in the early part of the first quarter 2016, will further strengthen our balance sheet.”

About The Chemours Company

The Chemours Company (NYSE: CC) helps create a colorful, capable and cleaner world through the power of chemistry. Chemours is a global leader in titanium technologies, fluoroproducts and chemical solutions, providing its customers with solutions in a wide range of industries with market-defining products, application expertise and chemistry-based innovations. Chemours ingredients are found in plastics and coatings, refrigeration and air conditioning, mining and oil refining operations and general industrial manufacturing. Our flagship products include prominent brands such as Teflon™, Ti-Pure™, Krytox™, Viton™, Opteon™ and Nafion™. Chemours has approximately 8,400 employees across 36 manufacturing sites serving more than 5,000 customers in North America, Latin America, Asia-Pacific and Europe. Chemours is headquartered in Wilmington, Delaware and is listed on the NYSE under the symbol CC. For more, information please visit chemours.com or follow Chemours on Twitter at @chemours.

Forward-Looking Statements

This press release contains forward-looking statements, which often may be identified by their use of words like “plans,” “expects,” “will,” “believes,” “intends,” “estimates,” “anticipates” or other words of similar meaning. These forward-looking statements address, among other things, our anticipated future operating and financial performance, business plans and prospects, transformation plans, resolution of environmental liabilities, litigation and other contingencies, plans to increase profitability, our ability to pay or the amount of any dividend, and target leverage that are subject to substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements are not guarantees of future performance and are based on certain assumptions and expectations of future events which may not be realized. The matters discussed in these forward-looking statements also are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those projected, anticipated or implied in the forward-looking statements as further described in the “Risk Factors” section of the information statement contained in the registration statement on Form 10 and other filings made by Chemours with the Securities and Exchange Commission. Chemours undertakes no duty to update any forward-looking statements.

# # #

CONTACT:

MEDIA:

Robert Dekker

Global Corporate Communications Leader

+1.302.773.4509

robert.dekker@chemours.com

INVESTORS:

Alisha Bellezza

Director of Investor Relations

+1.302.773.2263

investor@chemours.com